UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CORPORATE OFFICE PROPERTIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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On April 21, 2020, Corporate Office Properties Trust made the following information available to its shareholders in connection with its 2020 annual meeting of shareholders:

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046-2104 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

Additional information regarding the annual meeting of

shareholders to be held on Thursday, May 21, 2020

The following Notice of Change of Location supplements the proxy statement (the “Proxy Statement”) of Corporate Office Properties Trust (the “Company”), dated April 1, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Trustees of the Company for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 21, 2020.

The notice should be read in conjunction with the proxy statement

Notice of change of location of annual meeting of shareholders to be held on May 21, 2020

To the Shareholders of Corporate Office Properties Trust:

Due to the ongoing public health impact of the spread of the COVID-19 virus, Notice is hereby given that the location of the Annual Meeting of Shareolders of Corporate Office Properties Trust has been changed. As previously announced, the Annual Meeting will be held on Thursday, May 21, 2020 at 9:30 a.m., Eastern Time. The Company made this decision to provide certainty of executing the Annual Meeting during the high level of uncertainty caused by the COVID-19 pandemic. You will not be able to attend the meeting physically in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof if you were a shareholder of record as of the close of business on March 12, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee.

YOU ARE ENCOURAGED TO VOTE YOUR SHARES IN ADVANCE OF THE ANNUAL MEETING OF SHAREHOLDERS. Shareholders of record as of the close of business on March 12, 2020 are still encouraged to vote their shares in advance of the Annual Meeting through one of the below methods which were described in the proxy materials previously distributed. To vote prior to the meeting, shareholders must take one of the following actions prior to 11:59 p.m. Eastern Time on May 20, 2020:

•	Sign, date and promptly mail the proxy card or voting instruction form received, or
•	Vote via the Internet (at www.proxyvote.com), or
•	By telephone (at 1-800-690-6903)

PARTICIPATING IN THE ANNUAL MEETING

If you are a shareholder of record (i.e., you hold your shares through our transfer agent, EQ Shareowner Services), to participate in the virtual Annual Meeting follow the instructions below:

•	Between 10 and 15 minutes before the 9:30 a.m. Eastern Time start on May 21st, visit: https://web.lumiagm.com/230674981
•	Click on ‘I have a control number’ and enter the first 13 digits of the control number you received on your notice or proxy card received.

•	Enter Meeting Code: COPT2020 (case sensitive)

•	Follow the instructions on the website to cast your vote

If you hold your shares through an intermediary (i.e., a bank, broker, or other nominee), to participate in the virtual Annual Meeting, you will need to follow the instructions below:

•	Contact your bank, broker, or other nominee.
•	Shareholders wanting to vote at the meeting, will need to request a legal proxy from their bank, broker, or other nominee. In order to ensure that their bank, broker, or other nominee will be able to provide the legal proxy in a timely fashion, shareholders are advised to submit the request to their bank, broker, or other nominee no later than 5:00 p.m. Eastern Time on May 7, 2020.
•	Shareholders will need a new control number in order to register for and attend the virtual Annual Meeting. Once a new control number has been obtained, to participate in the Annual Meeting, please follow the steps set forth above for shareholders of record.
•	Shareholders will be required to provide their legal proxy when voting during the virtual Annual Meeting. The website for the meeting will provide the necessary information on how to submit the legal proxy.

Additional information regarding the ability of shareholders to ask questions during the 2020 Annual Meeting, related rules of conduct and other materials for the 2020 Annual Meeting will be available at https://web.lumiagm.com/230674981.

Technical support will be available beginning at 9:00 a.m. Eastern Time on May 21, 2020 through the conclusion of the Annual Meeting by contacting EQ Shareowner Services at 1-800-468-9716. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 21, 2020.

Except as specifically revised by the information contained herein, this Notice does not revise or update any of the other information set forth in the Proxy Statement. The Notice does not alter in any manner either the record date for the Annual Meeting or the date and time of the Annual Meeting of Stockholders. This Notice should be read in conjunction with the Proxy Statement. From and after the date of this Notice, any references to the “Proxy Statement” are to the proxy statement as supplemented hereby.

By order of the Board of Trustees,

David L. Finch
Vice President, General Counsel and Secretary
April 21, 2020